BANK1ONE                                            Amendment to Loan Agreement


This agreement is made and entered into on May 17, 2004 , by and between Engineered Wire Products, Inc. (if more than one, jointly and severally, "Borrower') and Bank One, Na with its main office in Columbus, OH ("Lender"), and its successors and assigns.

WHEREAS, Borrower and Lender entered into a Business Loan Agreement (Asset Based) dated January 5, 2004, as amended (if applicable) (the "Loan Agreement"); and

WHEREAS, Borrower has requested and Lender has agreed to amend the Loan Agreement as set forth below;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. DEFINED TERMS. Capitalized terms not defined herein shall have the meaning ascribed in the Loan Agreement.

2. MODIFICATION OF LOAN AGREEMENT. Effective as of the date of this agreement the Loan Agreement is hereby amended as follows:

     2.1  The provision in the Loan Agreement captioned  "Financial  Statements:
          Consolidated Financial Reports" in the section captioned "AFFIRMATIVE COVENANTS" is hereby amended as follows:

     The  language now reading:

          Consolidated Financial Reports, Borrower shall cause Keystone Consolidated Industries Inc to provide each of the foregoing financial reports to be prepared on a consolidated basis for Keystone Consolidated Industries Inc.

          is replaced with the following:

          Consolidated Financial Reports. Borrower shall cause Keystone Consolidated Industries, Inc. to provide the Bank with consolidating financial statement, *which will include financial statements of the Borrower as part of Keystone Consolidated Industries, Inc. audited financial statements.

* Such consolidated Financial Statements will be unaudited and include balance sheet and statement of operations


3. RATIFICATION. Borrower ratifies and reaffirms the Loan Agreement and the Loan Agreement shall remain in full force and effect as modified herein.

4. BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that (a) the representations and warranties contained in the Loan Agreement are true and correct in all material respects as of the date of this agreement, (b) no condition, act or event which could constitute an event of default under the Loan Agreement or any promissory note or credit facility executed in reference to the Loan Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an event of default under the Loan Agreement or any promissory note or credit facility executed in reference to the Loan Agreement.

5. FEES AND EXPENSES. The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Lender in connection with this agreement, including legal fees incurred by the Lender in the preparation, consummation, administration and enforcement of this agreement.

6. EXECUTION AND DELIVERY. This agreement shall become effective only after it is fully executed by the Borrower and the Lender.

7. ACKNOWLEDGEMENTS OF BORROWER. Borrower acknowledges that as of the date of this agreement it has no offsets with respect to all amounts owed by Borrower to Lender arising under or related to the Loan Agreement on or prior to the date of this agreement. Borrower fully, finally and forever releases and discharges the Lender and its successors, assigns, directors, officers, employees, agents and representatives from any and all claims, causes of action, debts and liabilities, of whatever kind or nature, in law or in equity, of Borrower, whether now known or unknown to Borrower, which may have arisen in connection with the Loan Agreement or the actions or omissions of Lender related to the Loan Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this agreement is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Loan Agreement. This agree course of dealing or be construed as evidence of any willingness on the Lender's part to grant other or future agreements, should any be requested.

8. NOT A NOVATION. This agreement is a modification only and not a novation. Except for the above-quoted modification(s), the Loan Agreement, any promissory notes or credit facilities, including those referenced in the Loan Agreement, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, instruments, documents or Related Documents, as that term is defined in the Loan Agreement, executed in connection with the Loan Agreement, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Loan Agreement and made a part thereof This agreement shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Loan Agreement or release any owner of collateral granted as security for the Loan Agreement. The validity, priority and enforceability of the Loan Agreement shall not be impaired hereby. To the extent that any provision of this agreement conflicts with any term or condition set forth in the Loan Agreement, or any document executed in conjunction therewith, the provisions of this agreement shall supersede and control. Lender expressly reserves all rights against all parties to the Loan Agreement.


Executed by the parties as of May 17, 2004.

LENDER;                                                              BORROWER:

Bank One, NA with its main office in Columbus, OH Engineered Wire Products, Inc.

/s/ Timothy P. Turnwald                      /s/ Bert E. Downing, Jr.
By:  Timothy P. Turnwald                     By:  Bert E. Downing, Jr.

Date:  5-17-04                               Date: 6-18-04